Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Bruce Byots
Vice President - Investor Relations
Phone:	847-735-4612

Contact:	Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:	847-735-4617
Email:	daniel.kubera@brunswick.com

Brunswick Reports Second Quarter Results
6% Growth in Revenue; 11% Increase on a Constant Currency Basis;
12% Growth in Diluted EPS, as adjusted
2015 Guidance: Diluted EPS, as adjusted, Maintain Range of $2.75 to $2.85;
Free Cash Flow Estimate Increased to $180 million to $200 million
LAKE FOREST, Ill., July 30, 2015 -- Brunswick Corporation (NYSE: BC) today reported results for the second quarter of 2015:

•	Consolidated net sales increased 6 percent versus second quarter 2014; 11 percent growth on a constant currency basis.

•	Adjusted operating earnings increased by 9 percent. On a GAAP basis, operating earnings were up 11 percent.

•	Adjusted pretax earnings increased by 11 percent. On a GAAP basis, pretax earnings were up 14 percent.

•	Diluted EPS, as adjusted of $1.05, an $0.11 increase compared with prior year. On a GAAP basis, diluted EPS of $1.14, a $0.22 increase compared with 2014.

•	Year-to-date free cash flow of $37 million, a $20 million increase compared with prior year.

“Our reported second quarter revenues increased by 6 percent; 11 percent on a constant currency basis, with each segment reporting double-digit growth rates,” said Brunswick Chairman and Chief Executive Officer Dustan E. McCoy. “Our top line reflected strong growth rates in our fiberglass sterndrive/inboard boats, the marine parts and accessories business, fiberglass outboard boats and outboard engines. This growth also included a solid performance by our fitness equipment segment.

“The successful execution of our growth plan is leading to market share gains in many of our key product categories, and enabling our view of continued solid earnings growth in 2015.

“As stated in prior outlook comments, operating earnings comparisons were negatively affected by several factors in the first-half, including: the impact of a stronger U.S. dollar; the absence of 2014 favorable warranty related adjustments in the Fitness and Boat segments; costs associated with production expansions and new product integration and ramp-ups; and continued increases in investments to support our strategic objectives.

“Adjusted operating earnings in the second quarter increased by 9 percent as compared to the prior year, reflecting an adjusted operating margin increase of 30 basis points. Our full-year plan reflects more favorable earnings growth rates and margin expansion in the second-half of 2015, as the aforementioned factors negatively affecting the first-half comparisons are expected to be either less significant or become favorable in the third and fourth quarters.

“The improvement in operating earnings combined with lower net interest expense and higher equity earnings and other income, led to a 12 percent increase in diluted earnings per common share, as adjusted,” McCoy said.

Discontinued Operations
On Sept. 18, 2014, and May 22, 2015, the Company completed the sale of its Retail Bowling and Bowling Products businesses, respectively. As a result, the historical and future results of these businesses are reported as discontinued operations and the historical and future results of the Billiards business, which remains part of the Company, are reflected in the Fitness segment. Therefore, for all periods presented in this release, all figures and outlook statements incorporate these changes and reflect continuing operations only, unless otherwise noted.

Second Quarter Results
For the second quarter of 2015, the Company reported net sales of $1,142.0 million, up from $1,073.1 million a year earlier. For the quarter, the Company reported operating earnings of $154.2 million, compared to $138.3 million in the prior year. Operating earnings for the second quarter of 2014 included $3.1 million of net restructuring, exit and impairment charges.

Brunswick reported net earnings of $107.6 million, or $1.14 per diluted share, compared with net earnings of $87.1 million, or $0.92 per diluted share, for the second quarter of 2014. The diluted earnings per share for the second quarter of 2015 included $0.09 per diluted share benefit from special tax items. The diluted earnings per share for the second quarter of 2014 included $0.02 per diluted share of restructuring, exit and impairment charges.

Review of Cash Flow and Balance Sheet
Cash and marketable securities totaled $608.7 million at the end of the second quarter, down $27.2 million from year-end 2014 levels. This change versus year-end reflects net cash provided by operating activities of $108.8 million, as well as net proceeds received from the sale of the Bowling Products business (reported in discontinued operations).

In addition, cash used for investing and financing activities of $101.4 million affected cash and marketable securities balances. Investing and financing activities during the first six months included $64.7 million for capital expenditures, $60.0 million of common stock repurchases and $23.1 million of dividends.

Marine Engine Segment
The Marine Engine segment, consisting of the Mercury Marine Group, including the marine parts and accessories businesses, reported net sales of $689.2 million in the second quarter of 2015, up 6 percent from $652.4 million in the second quarter of 2014. International sales, which represented 30 percent of total segment sales in the quarter, were down 3 percent compared to the prior year period. On a constant currency basis, international sales were up 11 percent. For the quarter, the Marine Engine segment reported operating earnings of $131.8 million. This compares with operating earnings of $122.5 million in the second quarter of 2014.

Sales increases in the quarter were led by the segment’s parts and accessories businesses, which included revenues from acquisitions completed in the second and third quarters of 2014, as well as the second quarter of 2015. Higher revenues and a more favorable product mix contributed to the increase in operating earnings in the second quarter of 2015. Partially offsetting these positive factors were the unfavorable effects of foreign exchange and increased investments for long-term growth initiatives.

Boat Segment
The Boat segment is comprised of the Brunswick Boat Group, and includes 14 boat brands. The Boat segment reported net sales of $349.3 million for the second quarter of 2015, an increase of 8 percent compared with $324.1 million in the second quarter of 2014. International sales, which represented 30 percent of total segment sales in the quarter, decreased by 8 percent during the period. On a constant currency basis, international sales were up 2 percent. For the second quarter of 2015, the Boat segment reported operating earnings of $20.9 million. This compares with operating earnings of $19.9 million in the second quarter of 2014, including restructuring charges of $0.4 million.

The Boat segment's revenue performance reflected growth in fiberglass boats, partially offset by declines in aluminum boats. Operating earnings benefited from higher sales, partially offset by the planned cost increases associated with new product introductions, plant expansions and production ramp-up, along with an unfavorable impact from foreign exchange.

Fitness Segment
The Fitness segment is comprised of the Life Fitness Division, which designs, manufactures, and sells Life Fitness and Hammer Strength fitness equipment. Fitness segment sales in the second quarter of 2015 totaled $173.8 million, up 5 percent from $165.2 million in the second quarter of 2014. International sales, which represented 50 percent of total segment sales in the quarter, increased by 4 percent. On a constant currency basis, international sales were up 14 percent. For the quarter, the Fitness segment reported operating earnings of $23.2 million. This compares with operating earnings of $19.0 million in the second quarter of 2014.

The increase in revenue reflected growth in the U.S. at health clubs and hospitality customers, as well as sales gains in international markets, particularly Europe. The increase in operating earnings included benefits from higher sales, partially offset by an unfavorable impact from foreign exchange.

2015 Outlook
“Our overall operating plans and assumptions for 2015 remain consistent with our initial guidance communicated in January, in spite of greater-than-expected foreign currency headwinds,” McCoy said. “This speaks to the strong performance of our recently introduced products in all of our business segments, along with cost reduction activities.

“We continue to target 2015 to be another year of strong earnings growth, with outstanding free cash flow generation. Our plan reflects 6 percent to 8 percent annual sales growth, which includes benefits from the success of our new products, the continuation of solid growth in the U.S., and completed acquisitions, partially offset by the negative impact of a stronger U.S. dollar and weakness in certain international markets.

“As previously stated, our earnings growth will be more heavily weighted to the second-half of the year. For the full year, we continue to anticipate a slight improvement in gross margin levels and solid gains in operating margins, as we plan to continue to benefit from volume leverage, modest positive product mix factors and cost reduction activities.

“Our guidance for 2015 continues to reflect adjusted pretax earnings growth of 15 percent to 20 percent, and we are maintaining the range for our expectations of diluted EPS, as adjusted, of $2.75 to $2.85. Finally, for the full year, we expect to generate positive free cash flow in the range of $180 million to $200 million,” McCoy concluded.

Use of Non-GAAP Financial Information and Constant Currency Reporting
A reconciliation of GAAP to non-GAAP financial measures is provided in the supplemental information sections of the consolidated financial statements accompanying this release.

For purpose of comparison, 2015 net sales growth is also shown using 2014 exchange rates for the comparative period to enhance the visibility of the underlying business trends, excluding the impact of translation arising from foreign currency exchange rate fluctuations.

Conference Call Scheduled
Brunswick will host a conference call today at 10 a.m. CDT, hosted by Dustan E. McCoy, chairman and chief executive officer, Mark D. Schwabero, president and chief operating officer, William L. Metzger, senior vice president and chief financial officer, and Bruce J. Byots, vice president - investor relations.

The call will be broadcast over the Internet at ir.brunswick.com. To listen to the call, go to the website at least 15 minutes before the call to register, download and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at ir.brunswick.com/

Security analysts and investors wishing to participate via telephone should call 800-708-4539 (passcode: Brunswick Q2). Callers outside of North America should call 847-619-6396 (passcode: Brunswick Q2) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through midnight CDT Thursday, Aug. 6, 2015, by calling 888-843-7419 or international dial 630-652-3042 (passcode: 4018 3599#). The replay will also be available at Hir.brunswick.comH.

Forward-Looking Statements
Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about Brunswick’s business. Forward-looking statements by their nature address matters that are, to different degrees, uncertain and often contain words such as “may”, “could”, “expect”, “intend”, “target”, “plan”, “seek”, “estimate”, “believe”, “predict”, “potential” or “continue”. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income available to consumers for discretionary purchases, tight consumer credit markets, and the level of consumer confidence on the demand for the Company’s products and services; the ability of dealers and customers to secure adequate access to financing and the Company’s ability to access capital and credit markets; the ability to maintain strong relationships with dealers, distributors and independent boat builders; the ability to maintain effective distribution and develop alternative distribution channels without disrupting incumbent distribution partners; negative currency trends, including shifts in exchange rates; the ability to successfully manage pipeline inventories and respond to any excess supply of repossessed and aged boats in the market; credit and collections risks, including the potential obligation to repurchase dealer inventory; the risk of losing a key customer or a critical supplier; the strength and protection of the Company’s brands and other intellectual property; the ability to absorb fixed costs and manage production facilities while expanding capacity and enhancing product offerings; the ability to successfully manage the expansion of the Company’s manufacturing footprint; the ability of the Company to successfully implement its strategic plan and growth initiatives; the ability to obtain components, parts and raw materials from suppliers in a timely manner and for a reasonable price; the need to meet pension funding obligations; the effect of higher energy and logistics costs, interest rates and fuel prices on the Company’s results; competitive pricing pressures, including the impact of inflation and increased competition from international competitors; the ability to develop new and innovative products in response to changing retail demands and expectations that are differentiated for the global marketplace at a competitive price and in compliance with applicable laws; the effect of competition from other leisure pursuits on the level of participation in boating and fitness activities; the risk of product liability, warranty and other claims in connection with the manufacture and sale of products; the ability to respond to and minimize the negative financial impact of legislative and regulatory developments, including those related to environmental restrictions, climate change, healthcare costs, taxes and employee benefits; the ability to complete environmental remediation efforts and resolve claims and litigation at the cost estimated; the ability to maintain market share, particularly in high-margin products; the ability to maintain product quality and service standards expected by customers; the ability to protect the Company’s intellectual property; competition from new technologies; the uncertainty and risks of doing business in international locations, including international political instability, civil unrest and other risks associated with operations in emerging markets; the risk of having to record an impairment to the value of goodwill and other assets; the effect that catastrophic events may have on consumer demand and the ability to manufacture products, including hurricanes, floods, earthquakes, and environmental spills; the effect of weather conditions on demand for marine products; the inability to attract and retain individuals who could be key contributors to the organization; and risks associated with the Company’s information technology systems, including the continued use of legacy systems and the risk of a failure of or attacks on the Company’s information systems, which could result in data security breaches, lost or stolen assets or information, and associated remediation costs.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2014. Such forward-looking statements speak only as of the date on which they are made and Brunswick does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this news release or for changes made to this document by wire services or Internet service providers.

About Brunswick
Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill "Genuine Ingenuity"(TM) in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood and Whale marine parts and accessories; Land 'N' Sea, BLA, Kellogg Marine, Diversified Marine and Bell RPG parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray and Uttern boats, and Life Fitness and Hammer Strength and SCIFIT fitness equipment, and Brunswick billiards tables and table tennis. For more information, visit http://www.brunswick.com.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Three Months Ended
	July 4, 2015	June 28, 2014	% Change
Net sales	$1,142.0	$1,073.1	6%
Cost of sales	817.6	768.8	6%
Selling, general and administrative expense	138.4	134.9	3%
Research and development expense	31.8	28.0	14%
Restructuring, exit and impairment charges	—	3.1	NM
Operating earnings	154.2	138.3	11%
Equity earnings	1.0	0.0	NM
Other income, net	1.5	1.2	25%
Earnings before interest and income taxes	156.7	139.5	12%
Interest expense	(7.0)	(7.9)	(11)%
Interest income	0.5	0.3	67%
Earnings before income taxes	150.2	131.9	14%
Income tax provision	42.6	44.8	(5)%
Net earnings from continuing operations	107.6	87.1	24%

Net earnings from discontinued operations, net of tax	10.2	1.5	NM

Net earnings	$117.8	$88.6	33%

Earnings per common share:
Basic
Earnings from continuing operations	$1.15	$0.93	24%
Earnings from discontinued operations	0.11	0.02
Net earnings	$1.26	$0.95	33%

Diluted
Earnings from continuing operations	$1.14	$0.92	24%
Earnings from discontinued operations	0.11	0.01
Net earnings	$1.25	$0.93	34%

Weighted average shares used for computation of:
Basic earnings per common share	93.3	93.5
Diluted earnings per common share	94.6	95.1

Effective tax rate from continuing operations	28.4%	34.0%

Supplemental Information
Continuing Operations:
Operating earnings	$154.2	$138.3	11%
Restructuring, exit and impairment charges	—	3.1	NM
Adjusted operating earnings	$154.2	$141.4	9%

Earnings before income taxes	$150.2	$131.9	14%
Restructuring, exit and impairment charges	—	3.1	NM
Adjusted pretax earnings	$150.2	$135.0	11%

Earnings per common share:
Diluted earnings from continuing operations	$1.14	$0.92
Restructuring, exit and impairment charges from continuing operations	—	0.02
Special tax items	(0.09)	0.00
Diluted earnings from continuing operations, as adjusted	$1.05	$0.94	12%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Six Months Ended
	July 4, 2015	June 28, 2014	% Change
Net sales	$2,127.7	$1,968.0	8%
Cost of sales	1,544.5	1,420.4	9%
Selling, general and administrative expense	278.4	267.9	4%
Research and development expense	61.9	56.4	10%
Restructuring, exit and impairment charges	—	3.1	NM
Operating earnings	242.9	220.2	10%
Equity earnings (loss)	2.0	(0.2)	NM
Other income, net	3.2	2.3	39%
Earnings before interest and income taxes	248.1	222.3	12%
Interest expense	(14.0)	(15.8)	(11)%
Interest income	1.0	0.5	100%
Earnings before income taxes	235.1	207.0	14%
Income tax provision	70.9	70.8	0%
Net earnings from continuing operations	164.2	136.2	21%

Net earnings from discontinued operations, net of tax	10.6	9.4	13%

Net earnings	$174.8	$145.6	20%

Earnings per common share:
Basic
Earnings from continuing operations	$1.76	$1.46	21%
Earnings from discontinued operations	0.11	0.10
Net earnings	$1.87	$1.56	20%

Diluted
Earnings from continuing operations	$1.73	$1.43	21%
Earnings from discontinued operations	0.11	0.10
Net earnings	$1.84	$1.53	20%

Weighted average shares used for computation of:
Basic earnings per common share	93.6	93.4
Diluted earnings per common share	94.8	95.0

Effective tax rate from continuing operations	30.2%	34.2%

Supplemental Information
Continuing Operations:
Operating earnings	$242.9	$220.2	10%
Restructuring, exit and impairment charges	—	3.1	NM
Adjusted operating earnings	$242.9	$223.3	9%

Earnings before income taxes	$235.1	$207.0	14%
Restructuring, exit and impairment charges	—	3.1	NM
Adjusted pretax earnings	$235.1	$210.1	12%

Earnings per common share:
Diluted earnings from continuing operations	$1.73	$1.43
Restructuring, exit and impairment charges from continuing operations	—	0.02
Special tax items	(0.09)	0.01
Diluted earnings from continuing operations, as adjusted	$1.64	$1.46	12%

NM = not meaningful

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Segment Information - Continuing Operations

	Three Months Ended
	Net Sales				Operating Earnings (Loss) (1)			Operating Margin
	July 4, 2015	June 28, 2014	% Change	% Change Constant Currency	July 4, 2015	June 28, 2014	% Change	July 4, 2015	June 28, 2014
Marine Engine	$689.2	$652.4	6%	11%	$131.8	$122.5	8%	19.1%	18.8%
Boat	349.3	324.1	8%	11%	20.9	19.9	5%	6.0%	6.1%
Marine eliminations	(70.3)	(68.6)			—	—
Total Marine	968.2	907.9	7%	11%	152.7	142.4	7%	15.8%	15.7%

Fitness	173.8	165.2	5%	10%	23.2	19.0	22%	13.3%	11.5%
Pension - non-service costs	—	—			(3.1)	(3.7)	16%
Corp/Other	—	—			(18.6)	(19.4)	4%
Total	$1,142.0	$1,073.1	6%	11%	$154.2	$138.3	11%	13.5%	12.9%

	Six Months Ended
	Net Sales				Operating Earnings (Loss) (1)			Operating Margin
	July 4, 2015	June 28, 2014	% Change	% Change Constant Currency	July 4, 2015	June 28, 2014	% Change	July 4, 2015	June 28, 2014
Marine Engine	$1,251.4	$1,157.5	8%	13%	$206.0	$184.2	12%	16.5%	15.9%
Boat	667.3	606.9	10%	13%	28.6	28.3	1%	4.3%	4.7%
Marine eliminations	(150.4)	(141.7)			—	—
Total Marine	1,768.3	1,622.7	9%	13%	234.6	212.5	10%	13.3%	13.1%

Fitness	359.4	345.3	4%	8%	49.0	48.7	1%	13.6%	14.1%
Pension - non-service costs	—	—			(6.1)	(7.4)	18%
Corp/Other	—	—			(34.6)	(33.6)	(3)%
Total	$2,127.7	$1,968.0	8%	12%	$242.9	$220.2	10%	11.4%	11.2%

(1) There were no pretax restructuring, exit and impairment charges during the three months and six months ended July 4, 2015. Operating earnings (loss) in both the three months and six months ended June 28, 2014, includes net $3.1 million of pretax restructuring, exit and impairment charges. The $3.1 million charge consists of $0.4 million in the Boat segment and $2.7 million in Corp/Other.

Brunswick Corporation Comparative Condensed Consolidated Balance Sheets (in millions) (unaudited)

	July 4, 2015	December 31, 2014	June 28, 2014
Assets
Current assets
Cash and cash equivalents	$582.9	$552.7	$334.2
Short-term investments in marketable securities	25.8	83.2	0.8
Total cash, cash equivalents and short-term investments in marketable securities	608.7	635.9	335.0
Restricted cash	15.6	15.6	18.6
Accounts and notes receivable, net	446.8	386.5	451.4
Inventories
Finished goods	427.3	434.9	417.0
Work-in-process	96.7	82.1	80.7
Raw materials	146.0	135.3	148.4
Net inventories	670.0	652.3	646.1
Deferred income taxes	206.3	208.0	138.0
Prepaid expenses and other	31.6	39.5	30.2
Current assets held for sale	—	30.0	40.0
Current assets	1,979.0	1,967.8	1,659.3

Net property	476.9	460.3	438.8

Other assets
Goodwill	296.3	296.9	297.4
Other intangibles, net	45.1	45.5	47.0
Equity investments	25.9	19.0	42.2
Non-current deferred tax asset	235.3	290.9	312.2
Other long-term assets	41.8	37.5	35.1
Long-term assets held for sale	—	12.6	198.8
Other assets	644.4	702.4	932.7

Total assets	$3,100.3	$3,130.5	$3,030.8

Liabilities and shareholders' equity
Current liabilities
Short-term debt	$4.5	$5.5	$5.0
Accounts payable	338.2	317.4	345.7
Accrued expenses	520.5	561.5	489.8
Current liabilities held for sale	—	15.7	43.3
Current liabilities	863.2	900.1	883.8

Long-term debt	445.6	446.3	448.9
Other long-term liabilities	528.0	604.4	502.3
Long-term liabilities held for sale	—	8.2	9.1
Shareholders' equity	1,263.5	1,171.5	1,186.7
Total liabilities and shareholders' equity	$3,100.3	$3,130.5	$3,030.8

Supplemental Information
Debt-to-capitalization rate	26.3%	27.8%	27.7%

Brunswick Corporation Comparative Condensed Consolidated Statements of Cash Flows (in millions) (unaudited)

	Six Months Ended
	July 4, 2015	June 28, 2014
Cash flows from operating activities
Net earnings	$174.8	$145.6
Less: net earnings from discontinued operations, net of tax	10.6	9.4
Net earnings from continuing operations	164.2	136.2
Depreciation and amortization	43.8	37.5
Pension funding, net of expense	(65.9)	(11.5)
Deferred income taxes	45.7	53.8
Excess tax benefits from share-based compensation	(6.2)	(3.9)
Equity in (earnings) losses of unconsolidated affiliates, net of dividends	(2.0)	0.2
Changes in certain current assets and current liabilities, excluding acquisitions	(87.2)	(162.2)
Income taxes	17.2	6.4
Other, net	(0.8)	7.1
Net cash provided by operating activities of continuing operations	108.8	63.6
Net cash (used for) provided by operating activities of discontinued operations	(8.8)	13.0
Net cash provided by operating activities	100.0	76.6

Cash flows from investing activities
Capital expenditures	(64.7)	(50.4)
Purchases of marketable securities	(24.9)	—
Sales or maturities of marketable securities	82.3	11.9
Transfers to restricted cash	—	(12.1)
Investments	(5.1)	(2.7)
Acquisition of businesses, net of cash acquired	(8.8)	(29.1)
Proceeds from the sale of property, plant and equipment	1.0	3.1
Net cash used for investing activities of continuing operations	(20.2)	(79.3)
Net cash provided by (used for) investing activities of discontinued operations	40.0	(2.4)
Net cash provided by (used for) investing activities	19.8	(81.7)

Cash flows from financing activities
Net proceeds from issuances of long-term debt	0.1	—
Payments of long-term debt including current maturities	(0.2)	(0.6)
Common stock repurchases	(60.0)	—
Cash dividends paid	(23.1)	(18.6)
Excess tax benefits from share-based compensation	6.2	3.9
Proceeds from share-based compensation activity	3.8	4.5
Tax withholding associated with shares issued for share-based compensation	(8.0)	(4.6)
Other, net	—	(2.2)
Net cash used for financing activities of continuing operations	(81.2)	(17.6)
Net cash used for financing activities of discontinued operations	—	—
Net cash used for financing activities	(81.2)	(17.6)

Effect of exchange rate changes on cash and cash equivalents	(8.4)	0.4
Net increase (decrease) in cash and cash equivalents	30.2	(22.3)
Cash and cash equivalents at beginning of period	552.7	356.5
Cash and cash equivalents at end of period	$582.9	$334.2

Supplemental Information
Free Cash Flow
Net cash provided by operating activities of continuing operations	$108.8	$63.6

Net cash provided by (used for):
Capital expenditures	(64.7)	(50.4)
Proceeds from the sale of property, plant and equipment	1.0	3.1
Effect of exchange rate changes on cash and cash equivalents	(8.4)	0.4
Total free cash flow	$36.7	$16.7